                                                                     Exhibit 4.3



                       [FORM OF FACE OF INITIAL SECURITY]


No. [___]                                     Principal Amount $[______________]

                                                         CUSIP NO. ____________

                     11 1/4% Senior Discount Notes due 2005


     Big City Radio, Inc., a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars on March 15, 2005.

     Interest Payment Dates: March 15 and September 15

     Record Dates: March 1 and September 1.

     Additional provisions of this Security are set forth on the other side of this Security.


Dated:  March 17, 1998                          BIG CITY RADIO, INC.


                                    By:
                                       --------------------------------
                                          Name:  Michael Kakoyiannis
                                          Title: President and
                                                 Chief Executive Officer


                                    By:
                                       --------------------------------
                                          Name:  Arnold L. Walder
                                          Title: Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

First Trust National Association, a national association,

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By:
    -------------------------------
    Authorized Signatory                                   Date: March 17, 1998

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                      11 1/4% Senior Discount Note due 2005


1.   Interest

     Big City Radio, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

     The Company will pay interest semiannually on March 15 and September 15 of each year commencing September 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 15, 2001. The Company will pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

     The initial Accreted Value will increase at the rate of 11 1/4% per annum, compounded semi-annually, until March 15, 2001, to an aggregate principal amount on March 15, 2001 of $174,000,000.

     By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Security is due and payable, the Company will irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on March 1 or September 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.   Paying Agent and Registrar

     Initially, First Trust National Association, a national association, a banking corporation duly organized and existing under the laws of the State of [_________] (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture

     The Company issued the Securities under an Indenture dated as of March 17, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured senior obligations of the Company that will rank pari passu in right of payment to all existing and future senior indebtedness of the Company (including the Revolving Credit Facility) and senior to all existing and future subordinated indebtedness of the Company, limited to $174,000,000 aggregate principal amount (subject to Section 2.9 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated, for all purposes, as a single class of securities under the Indenture. The Indenture imposes certain limitations on: the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the Incurrence of Liens by the Company or its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance of Capital Stock of Restricted Subsidiaries, the business activities and investments of the Company and its Restricted Subsidiaries and, transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Redemption

     Except as set forth below, the Securities will not be redeemable at the option of the Company prior to March 15, 2002. On and after such date, the Securities will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (ex pressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     If redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period                                                        Redemption Price

2002                                                                105.625%

2003                                                                102.813%

2004 and thereafter                                                 100.00%


     In addition, at any time and from time to time on or prior to March 15, 2001, the Company may redeem in the aggregate up to 331/3% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings received by the Company so long as there is a Public Market for the Class A Common Stock at the time of such redemption, at a redemption price (expressed as a percentage of Accreted Value thereof) of 1/4%, to the date of redemption; provided, however, that at least 662/3% of the original principal amount of the Securities must remain outstanding after each such redemption.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

6.   Repurchase Provisions

     (a) Upon a Change of Control, each Holder of Securities will have the right to require the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) or, in the case of purchases of Securities prior to March 15, 2001, at a purchase price equal to 101% of the Accreted Value thereof as of the date of purchase as provided in, and subject to the terms of, the Indenture.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Disposition permitted by the Indenture, when the aggregate amount of Net Available Cash available after application of the proceeds of such Asset Disposition pursuant to the Indenture, equals or exceeds $5,000,000, the Company shall make an Offer to purchase all outstanding Securities pro rata up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Offer Proceeds, at a purchase price in cash equal to, prior to March
15, 2001, 100% of the Accreted Value of such Securities on the purchase date and thereafter 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase and other pari passu debt obligations subject to a similar covenant at par plus accrued and unpaid interest, in accordance with the procedures set forth in Section 3.7 of the Indenture.

7.   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.   Persons Deemed Owners

     The registered holder of this Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.  Defeasance

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

11.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsis-tency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Exchange Securities.

12.  Defaults and Remedies

     Under the Indenture, Events or Default include (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of principal on the Securities at maturity, upon required repurchase, upon redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Company to comply with its obligations under
Article IV of the Indenture, (iv) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under
Section 3.9 of the Indenture or under other covenants specified in the Indenture (in each case, other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary not paid, waived or cured within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any final judgment or decree for the payment of money in excess of $5,000,000 (net of applicable insurance coverage, provided, that the insurance carriers have acknowledged coverage) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain unvacated, undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture or such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee. However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the holders of more than 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee may declare the principal of and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.  Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.  No Recourse Against Others

     An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.  Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  Governing Law

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

               The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                        Big City Radio, Inc.
                        c/o Metromedia Company
                        One Meadowlands Plaza
                        East Rutherford, NJ  07073-2137
                        Attention of:  General Counsel

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                                         Your Signature:
     --------------------                                    -------------------

Signature Guarantee:
                    ----------------------------
                   (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

    1[ ]      acquired for the undersigned's own account, without transfer;
              or

    2[ ]      transferred to the Company; or

    3[ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or


    4[ ] transferred pursuant to an effective registration statement under the Securities Act; or

    5[ ] transferred pursuant to and in compliance with Regulation S under the Securities Act; or

    6[ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or
                           -----------

    7[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



------------------------------
                                         Signature
Signature Guarantee:

------------------------------
(Signature must be guaranteed)           Signature

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, check the box:



     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.7 or 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date: __________ Your Signature ____________________________
                    (Sign exactly as your name appears on the
                     other side of the Security)


Signature Guarantee: _______________________________________
                    (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.



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